                                                          CONFIDENTIAL TREATMENT
                                                                   Exhibit 10.80

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANTS' APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406; THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

                      [STYRENE MONOMER SUPPLY AGREEMENT]



This Agreement has been entered into by and between:

                             STYROCHEM FINLAND OY
                             POB 360
                             FIN-06101 PORVOO
                             FINLAND

                             hereinafter called STYROCHEM or the BUYER
And

                             ELF ATOCHEM SA
                             Cours Michelet
                             F  92091 PARIS LA DEFENSE CEDEX
                             FRANCE

                             hereinafter called ELF ATOCHEM or the SELLER

Whereas the BUYER wishes to buy and receive quantities of styrene monomer (THE PRODUCT) from ELF ATOCHEM and whereas ELF ATOCHEM wishes to sell and deliver to the BUYER quantities of the PRODUCT.

Therefore the parties hereby agree as follows:

1.  QUALITY
    -------

The PRODUCT delivered hereunder by the SELLER shall meet the specifications set forth in Appendix "A" attached hereto.

2.  DURATION
    --------

This Agreement shall enter into effect on October 15th, 1997 and shall remain in effect for an initial period of three years until October 14th, 2000, whereupon it shall be automatically renewed by tacit agreement for periods of one (1) year at a time unless terminated by either party by giving written notice thereof to the other party at least twelve (12) months prior to the expiration of the initial period or any subsequent period.

Notwithstanding the foregoing, either party can terminate this Agreement upon written notice to the other party in the event either of the following occurs:
(a) the filing by or against either party of a petition in bankruptcy, adjudication of either party as bankrupt or insolvent, or either party's seeking, consenting to, or acquiescing in the appointment of any trustee, receiver, conservator or liquidator: or (b) a material default by either party in the performance of its obligation hereunder if such default is not cured within thirty (30) days after receipt of written notice of such default from the other party.

3.  QUANTITIES OF STYRENE
    ---------------------

During the term of this agreement, ELF ATOCHEM agrees to deliver and STYROCHEM agrees to purchase an annual quantity of styrene monomer to be identified by STYROCHEM between twenty (20) and fifty (50) kilotons (KT). The annual quantity will not exceed fifty (50) kilotons.

The annual quantity will be evenly spread over the year.

For the first year of the agreement the quantity agreed will be thirty nine thousand five hundred metric tons (39500 MT).

4.  SCHEDULING AND DELIVERIES
    -------------------------

4.1  Not less than [       ] months in advance of the commencement of each
     contractual year, STYROCHEM shall notify ELF ATOCHEM in writing as to the quantities of styrene to be delivered for that contractual year, within the limits determined in Article 3.

     Not less than [          ] days prior to the commencement of each calendar
     month, STYROCHEM shall notify ELF ATOCHEM of STYROCHEM's estimated requirement of styrene for each of the following three (3) calendar months to be delivered by ELF ATOCHEM to STYROCHEM during the same period. Such estimates shall be for ELF ATOCHEM's convenience only and shall not be binding upon the parties.

     Not less than [          ] days prior to the commencement of each calendar
     month STYROCHEM and ELF ATOCHEM shall mutually agree on the monthly requirement of the PRODUCT to be delivered and STYROCHEM will place a firm written order accordingly.

     For those purchase orders placed by STYROCHEM and accepted by ELF ATOCHEM where ELF ATOCHEM does not satisfy the conditions thereof for any reason, purchaser will have the right to place orders to a third party. With respect to such orders placed by STYROCHEM with a third party ELF ATOCHEM will pay STYROCHEM an amount, if any that STYROCHEM paid to such third party for such orders in excess of the price that would have been paid to ELF ATOCHEM for such order. Pursuant hereto, such orders placed by STYROCHEM with a third party shall be deemed placed with and satisfied by ELF ATOCHEM for the purposes of Article 6.2 below.

4.2 The PRODUCT shall be supplied by ELF ATOCHEM in approximately equal monthly quantities after allowing for any planned and notified shutdowns by ELF ATOCHEM Gonfreville production plant and STYROCHEM Finnish production plants.

     Styrene will be delivered by STYROCHEM on a CIF PORVOO of CIF PORI basis by shipment of two thousand five hundred metric tons (2500MT) to three thousand five hundred metric tons (3500MT) at seller's option.

5.  VESSEL AND LOGISTICS
    --------------------

5.1 The SELLER will procure a vessel meeting all relevant regulations and all unloading port regulations and BUYER's safety standards.

5.2 Marine vessel will be designated by SELLER to BUYER at least seven (7) days or at least five (5) working days in advance of the first day of the laycan indicated in the said designation.

     Nomination shall state the following details:

     - PRODUCT
     - Quantity of the PRODUCT +/- five percent (5%)
     - vessel name
     - charter party
     - loading port
     - port of destination
     - load laycan
     - laytime +8 hours notice
     - demurrage

     When vessel arrives within agreed arrival time the BUYER shall arrange for unloading as expeditiously as possible. LONDON FORM charter party will apply for laytime, demurrage and other maritime conditions. Any demurrage claims should reach BUYER, fully documented at the latest three (3) months after B/L date of the vessel.

5.3 The exact quantity of the Products delivered pursuant to this Agreement shall be determined and measured by a mutually accepted independent surveyor. The surveyor will issue a certificate of quantity measured on board.

     The said independent surveyor shall issue a certificate of quality based on analysis of samples taken from the shore tank before the commencement of loading and the quality shall be verified by a composite sample taken from the vessel's tanks after the loading has been completed.

     The parties shall deliver each other copies of any certificate issued by the independent surveyors at either loading or discharging port.

     The expenses and costs relating to the independent surveyors hereunder shall be on the account of SELLER at the loading port and account of BUYER at the discharging port.

     The surveyor's measurements at the loading port shall be binding upon both parties.

     No adjustment shall be made for variations in quantity that are less than 1/2% (one half of one percent) of the quantity stated on the bill of lading.

5.4 Title, delivery and risk of loss to the Product shall pass to STYROCHEM as such Product safety passes the flange connection between the delivery hose and the vessel's cargo intake at the loading port.

5.5  "Chemical waste disposal clause"
     If before sailing from discharge port a mandatory prewash of cargo tanks, in accordance with requirements as per MARPOL 73/78 Annex II is necessary, it is to be performed in direct continuation upon completion of discharging cargo, in conformity with vessel's "Procedures and Arrangements Manual" and in accordance with local port regulations. Time used for such mandatory pre-wash shall be for Owner's account.

     On being notified by Owners, or their representatives, upon sailing from load port or latest when discharging port(s) is (are) nominated, Charterers shall provide suitable and adequate facilities which shall be immediately available and accessible to the vessel upon completion of discharge for the reception of such washing water/cargo residue mixture originating from cargo carried under this Charter Party and respective Bill(s) of Lading.

     The cost for the use of such facilities and responsibility for ultimate disposal of the cargo residue mixture shall be Receivers' account.

     In the event that the vessel is ordered to vacate the discharging berth to perform the mandatory pre-wash, as provided under the first paragraph above, any shifting expenses and additional bunker costs to be for Receivers' account.

     Time used in shifting count as laytime or if vessel is on demurrage, as time on demurrage.

     Any delay in providing the necessary reception facilities and time used for discharging cargo residue mixture shall count as laytime or, if vessel is on demurrage, as time on demurrage.

     Any action or lack of action taken under this clause shall not prejudiceany other rights or obligations of the parties.

5.6  "Ice clause"
     Vessel not to force ice but to follow icebreakers as far as the ice channel is sufficiently wide. Receivers guarantee to place necessary icebreakers at Vessel's disposal both inwards and outwards in accordance with and at the discretion of the Finnish board of Navigation. Time stuck in ice or waiting for icebreakers to count as half laytime or half demurrage, if on demurrage. Ice risks premium to be for owner's account.

5.7 The trade terms contained in this Agreement shall be governed by Incoterms 1990 as may be amended from time to time except that if any provisions in this Agreement conflict with Incoterms this Agreement shall have precedence.

6.  PRICES AND PAYMENTS
    -------------------

6.1  Price of styrene

     On a CIF PORVOO or on a CIF PORI basis the price of each shipment will be the lowest of the three (3) following formulas:

     *  Formula 1
        ---------

        NWE CP minus [ ] percent

     *  Formula 2
        ---------

        [   ] x (NWE CP minus [ ] percent) + [  ] x (spot T2 + [  ]DM/MT)

     *  Formula 3
        ---------

     [  ] x (NWE CP minus [ ] percent) + [   ] x [(spot USG + [  ]USD/MT) x K +
     [  ]DM/MT]

        where:

        NWE CP  =  North West Europe quarterly Contract Price (low end) as published by ICIS in Deutsche Marks, valid for the month of delivery.

        SPOT T2 =  Average of the weekly quotations for the month prior to the month of delivery of the spot FOB T2 price for styrene in Rotterdam area, as published by ICIS in US dollars and converted in Deutsche Marks, using the USD/DM exchange rate published by Banque of France and valid for the month prior to the month of delivery.

        SPOT USG = Average of the weekly quotations for the month prior to the month of delivery of the spot FOB US Gulf price for styrene as published by ICIS in US dollars and converted in Deutsche Marks using the USD/DM exchange rate published by Banque de France and valid for the month prior to the month of delivery.

        K = [ ] + Customs duties for EC imports from the United States, valid for the month of delivery. For example K shall be respectively as follows:
                   1997: K = [         ]
                   1998: K = [         ]

     In the case of disappearance of the ICIS reference, or if the parties agree that such reference shall not be considered as relevant, the parties will endeavor to identify another reference and substitute it for such reference within sixty (60) days after the written notice of either party requesting such negotiations.

6.2  Quantity rebate

     An additional rebate on quantities will be granted to the BUYER according to mechanism detailed in Appendix B.

     This rebate will be calculated and paid by a credit note at the end of each quarter, provided that cumulated quantities at the end of each quarter are corresponding to the prorated annual quantities set forth in Article 3.

6.3  Payment Terms

     Payment shall be made upon presentation of commercial or telexed invoice and the following supporting documents:

     * 2/3 original bills of lading and the delivering party's / shipowner's / master's receipt for third original

     *  Surveyor's report

     *  Certificate of origin.

     Any overdue payments will be charged with the interest rate of [    ]
     percent ([ ]%) per annum.

     If the due date falls on a bank holiday, a Saturday or a Sunday, payment shall be due on the following business day.

     All payments shall be made in Deutsche Marks (DEM) within [             ]
     days after the date of invoice.

7.  NO RESALE
    ---------

The BUYER declares that styrene monomer purchased from the SELLER under this agreement is for its own consumption and for the sale to NESTE, NORLATEX, or related business of STYROCHEM.

8.  FORCE MAJEURE
    -------------

The failure of any of the parties hereto to perform any obligation under this agreement solely by reason of acts of God, acts of Government, riots, wars, strikes (even if it is the parties power to concede), accidents in or shortage of transportation or other causes beyond its reasonable control shall not be deemed to be a breach of this Agreement. Provided, however, that the party so prevented from complying herewith shall immediately give notice thereof to the other party and shall continue to take all actions within its power to comply as fully as possible herewith.

In all cases when Force Majeure shall affect the BUYER's ability to take or the SELLER's ability to supply styrene monomer under this agreement, it is agreed that the parties will come together in reciprocal good faith to discuss the most suitable means for alleviating the results and best ensuring deliveries and collections and the return as soon as possible to normal observance by the impeded company of the present Agreement.

In all cases both parties agree that the supply of material shall be at levels prorata in terms of tonnage to the SELLER's normal obligations to other parties he supplies.

The party affected shall also inform immediately the other of the end of the Force Majeure.

9.  LIMITATION OF LIABILITY
    -----------------------

Notwithstanding anything to the contrary contained in this Agreement, the SELLER shall not be liable (whether in contract or in tort or otherwise) for any indirect or consequential loss or loss of profits or use suffered in connection with the supply to the BUYER of the PRODUCT providing the styrene monomer is within the agreed attached specification. Seller agrees to defend indemnify and hold harmless Buyer from and against all claims, actions, liabilities, damages, costs and expenses (including attorney's fees) resulting from or relating to the failure of the product to meet the specifications set forth in Appendix A.

10.  ASSIGNMENT
     ----------

Neither party may assign its rights or obligations hereunder in whole or in part without the written consent of the other party, which consent shall not be unreasonably withheld, except that:

Either party may upon written notice to the other assign its rights or obligations hereunder to any business entity which is directly or indirectly wholly owned or controlled by it or its parent companies or which directly or indirectly owns or controls it or its parent companies.

This Agreement shall be binding upon and shall inure to the benefit of the respective successors of the parties or to a person, firm or corporation acquiring all or substantially all the business and assets of either party.

11.  ARBITRATION / GOVERNING LAW
     ---------------------------

Any disputes, disagreements, controversy or claim arising out of or relating to this Agreement, or a breach thereof, shall be finally settled by way of arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (ICC Rules), in force at the date or Request of Arbitration, by three arbitrators.

Each party will appoint one arbitrator and the third one will be appointed by the other two within thirty (30) days following the appointment of the latter. In case one party fails to appoint one arbitrator or in case the two arbitrators appointed by the parties do not agree on the third one, the Arbitration Court of the International Chamber of Commerce will proceed to such appointment as soon as possible. The Arbitration will take place in STOCKHOLM, SWEDEN.

The proceedings shall be conducted in English under material Swedish law.

12.  NOTICE
     ------

Any notice required or permitted shall be given hereunder by letter, telex or telefax to the parties as follows:

           to:  STYROCHEM FINLAND OY
                Attention to:  Mr. Henrik Akermark
                PO BOX 360
                FIN-0601 PORVOO
                FINLAND

 with copy to:  STYROCHEM INTERNATIONAL
                Attention to:  Mr. Thomas Springer
                7980 West Buckeye Road
                Phoenix, AZ  85043

           to:  ELF ATOCHEM SA
                Petrochemicals Division
                Cours Michelet
                LA DEFENSE 10, Cedex 42
                92091 PARIS LA DEFENSE
                FRANCE

In witness whereof the parties have caused this Agreement to be executed by its duly authorized representatives.

     Paris La Defense,
     made in duplicate



ELF ATOCHEM                             STYROCHEM OY
Division Petrochimie


Date:                                   Date:

                                  APPENDIX A

                        [STYRENE MONOMER SPECIFICATION]

--------------------------------------------------------------------------------------------------

                                     Specification                             Reference Standards
                                                                               Test Methods
--------------------------------------------------------------------------------------------------
  Purity              % Min          99.7%                                     ASTM D5135
  Ethylbenzene        ppm max        less than or equal to 500                 ASTM D5135
  DVB                 ppm max        less than or equal to 10                  ASTM D5135
  Phenylacetylene     ppm max        less than or equal to 150                 ASTM D5135
  Peroxides           ppm max        less than or equal to 20                  ASTM D2340
  Aldehydes           ppm max        less than or equal to 50                  ASTM D2119
  Polymers            ppm max        less than or equal to 5 (1)               ASTM D2121
  Chlorides           ppm max        less than or equal to 10                  UOP 606
  Water               ppm max        less than or equal to 130                 NFT 20-052
  Inhibitor P. TBC    ppm max        10-15                                     ASTM D4590
  Color APHA          max            less than or equal to 10                  ASTM D1209
  Total Sulfur        ppm max        less than or equal to 5                   NFM 07 059
  Benzene             ppm max        less than or equal to 5 (1)               ASTM D 5135
----------------------------------------------------------------------------------------------------

(1):  Target ppm max 1

                                  APPENDIX B
                                  ----------

-------------------------------------------------------------------------------------------------------------------
         ANNUAL
        QUANTITY                                                        QUANTITY REBATE MECHANISM
-------------------------------------------------------------------------------------------------------------------
  Q is less than or equal to [  ] KT                          No rebates

  [  ] KT is less than Q is less than or equal to [  ] KT     R = [   ]% on quantities in excess of [  ] KT

  [  ] KT is less than Q is less than or equal to [  ] KT     R = [   ]% on the [ ] KT bracket in excess of [  ] KY +
                                                              [ ]% on quantities in excess of [  ] KT

  [  ] KT is less than Q is less than or equal to [  ] KT     R = [   ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [ ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [   ]% on quantities in excess of [  ] KT

  [  ] KT is less than Q is less than or equal to [  ] KT     R = [   ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [ ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [   ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [ ]% on quantities in excess of [  ] KT

  [  ] KY is less than Q is less than or equal to [  ] KT     R = [   ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [ ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [   ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [ ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [   ]% on quantities in excess of [  ] KT

  [  ] KT is less than Q is less than or equal to [  ] KT     R = [   ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [ ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [   ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [ ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [   ]% on the [ ] KT bracket in excess of [  ] KT +
                                                              [ ]% on quantities in excess of [  ] KT
-------------------------------------------------------------------------------------------------------------------